EXHIBIT 99

Zoetis Reports Third Quarter 2013 Results

•	Third Quarter 2013 Revenue of $1.1 Billion Increased 8% Compared to Third Quarter 2012

•	Third Quarter 2013 Reported Net Income of $131 Million, or Diluted EPS of $0.26, Decreased 19%, Compared to Third Quarter 2012

•	Third Quarter 2013 Adjusted Net Income of $172 Million, or Adjusted Diluted EPS[1] of $0.34, Increased 12% and 10%, Respectively, Compared to Third Quarter 2012

•	Narrows Full-Year 2013 Adjusted Diluted EPS[1] Guidance to $1.38 - $1.42

FLORHAM PARK, NJ, Nov. 5, 2013 - Zoetis Inc. (NYSE: ZTS) today reported its financial results for the third quarter of 2013. The company reported revenue of $1.1 billion for the third quarter of 2013, an increase of 8% from the third quarter of 2012. Revenue reflected an operational2 increase of 9%, with foreign currency having a negative impact of 1 percentage point.

Net income for the third quarter of 2013 was $131 million, or $0.26 per diluted share, a decrease of 19%, compared to the third quarter of 2012. Adjusted net income1 for the third quarter of 2013 was $172 million, or $0.34 per diluted share, an increase of 12% and 10%, respectively, compared to the adjusted third quarter of 2012. Adjusted net income1 for the third quarter of 2013 excludes the net impact of $41 million, or $0.08 per diluted share, for purchase accounting adjustments, acquisition-related costs and certain significant items.

EXECUTIVE COMMENTARY
“With three quarters now reported in our first year, I am pleased with how we are meeting our commitments to customers, delivering financial results and setting a solid foundation for our future,” said Zoetis Chief Executive Officer Juan Ramón Alaix. “We continue to build on the commercial performance, innovative R&D and reliable supply chain that have been critical to our success, while managing through all the changes that come with standing up a new company.”

“This quarter, our diverse portfolio of products was once again a key factor in delivering revenue growth across all of our regions, while our scope and scale helped us grow our adjusted earnings faster than sales,” said Alaix.  “We saw significant growth in the U.S., our largest market, which

1 |

reflects strong sales in both companion animal and livestock products.  And, as expected, the growth in U.S. livestock products reflects the impact of drought conditions that were experienced in the year-ago quarter. We also saw balanced performance across our other regions based on continued market acceptance of new products, growth in emerging markets, and steady performance of our core product lines.”

“Through the first nine months of the year, we’ve made significant progress toward completing the build-out of our own infrastructure and meeting our full-year financial objectives,” said Rick Passov, Executive Vice President and Chief Financial Officer of Zoetis. “In light of our year-to-date financial performance, we are narrowing the range of components of our 2013 financial guidance.”

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its business across four regional operating segments: the United States (U.S.); Europe/Africa/Middle East (EuAfME); Canada/Latin America (CLAR); and Asia/Pacific (APAC). Within each of these regional segments, the company delivers a diverse portfolio of products for livestock and companion animals tailored to local trends and customer needs.

In the third quarter of 2013:

•
Revenue in the U.S. was $495 million, an increase of 10% over the third quarter of 2012. Sales of livestock products grew 11%, driven by cattle, poultry and swine. Sales of cattle products increased, benefiting from a weak year-ago quarter when the impact of the drought was most evident. Sales of poultry and swine products increased as well, driven primarily by medicated feed additives and continued customer acceptance of new products. Sales of companion animal products grew 10%, showing positive performance across our key products.

•
Revenue in EuAfME was $270 million, an increase of 9% operationally over the third quarter of 2012. Sales of livestock products grew 7% operationally. This growth reflects an increase in cattle product sales across many emerging markets, partially offset by a continued decline in cattle product sales in Western Europe. Sales of swine products continued to benefit from customer acceptance of a new vaccine across many markets. Sales of companion animal products grew 15% operationally, and benefited again this quarter from increased sales associated with third-party manufacturing agreements. Excluding these sales, companion animal product sales grew 5% operationally, driven by sales of anti-infective and parasiticide products.

•
Revenue in CLAR was $171 million, an increase of 9% operationally over the third quarter of 2012. Sales of livestock products grew 6% operationally, driven by poultry products, primarily in Brazil. Sales of cattle products also increased based on growth in Venezuela, Mexico and Canada. Sales of companion animal products grew 19% operationally, largely due to a later start in 2013 of the parasiticide season in Canada as well as increased demand in Brazil.

2 |

•
Revenue in APAC was $167 million, an increase of 7% operationally over the third quarter of 2012. Sales of livestock products grew 8% operationally, driven by the launch of new products for swine. Increased poultry product sales benefited from sales to emerging markets as well as the resolution of a license registration issue in India. Sales of cattle products grew, driven by performance in New Zealand, which was partially offset by the negative impact of the drought in Australia. Sales of companion animal products grew 3% operationally, based on increases in developed markets such as Taiwan and Japan and in emerging markets such as China.

Zoetis continues to drive demand and strengthen its diverse portfolio of products through brand lifecycle management, strong customer relationships and access to new markets and technologies. With its product portfolio, the company focuses on improving the performance and delivery of its current product lines; expanding product indications across species; and pursuing approvals across new geographies. Some recent highlights include:

•
Regulatory approvals -- FACTREL® (gonadorelin injection) was approved in the U.S. with LUTALYSE® for fixed-time artificial insemination for dairy cattle, one of only two products in the U.S. approved for use in this way; the approval of FACTREL allows producers to improve the reproductive performance of their herds in a manner that is compliant with FDA regulations. EXCENEL® RTU EZ (ceftiofur hydrochloride), an antibiotic for cattle and swine, was approved for use in the U.S.; this reformulation makes the product easier to use.

•
Expanding our portfolio’s reach - Building on approvals announced last quarter, APOQUEL® (oclacitinib tablet) has now also been approved by the European Commission, joining New Zealand and the U.S. as markets granting approval of the product for the control of pruritus associated with allergic dermatitis and the control of atopic dermatitis in dogs at least 12 months of age. Similarly, BOVI-SHIELD GOLD ONE SHOT™ was approved for use in cattle in Canada, joining the U.S. as markets for this vaccine to help prevent certain bovine respiratory diseases.

•
Branching into beta-agonists - Zoetis also received approval in the U.S. for two branded generic ractopamine products that add to our strong portfolio for swine and cattle. Ractopamine is a feed additive that helps cattle and pigs direct their food energy toward producing high-quality lean meat rather than fat, and it is part of the beta-agonist class of drugs. ENGAIN™ (ractopamine hydrochloride) for swine and ACTOGAIN™ (ractopamine hydrochloride) for cattle were approved in the U.S. Zoetis plans to launch ENGAIN by the first quarter of 2014 and ACTOGAIN later in 2014.

FINANCIAL GUIDANCE AND COMMENTARY
Zoetis's guidance for full-year 2013 reflects the company's confidence in the diversity of its portfolio, the strength of its business model, and its view of the evolving market conditions for animal health products this year.

Zoetis narrowed the ranges of its financial guidance for full-year 2013 to reflect its performance year-to-date. The company now expects to achieve revenue of between $4.475 billion to $4.525 billion, reflecting current views on foreign exchange impact for the year. The company also expects to

3 |

achieve reported diluted EPS for the full year of between $0.98 to $1.02 per share. This guidance includes the impact of nonrecurring costs of $220 million to $240 million, primarily associated with becoming a standalone public company. Adjusted diluted EPS1 for the full year is expected to be between $1.38 to $1.42 per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items such as costs associated with becoming a standalone public company. Additional guidance on other items such as tax rate and expenses are included in the financial tables and will be discussed on the company's conference call.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (EST) today, during which company executives will review third quarter financial results, discuss 2013 financial guidance, and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://www.zoetis.com/events-and-presentations. A replay of the webcast will be archived and made available on Nov. 5, 2013.

About Zoetis
Zoetis (zô-EH-tis) is the leading animal health company, dedicated to supporting its customers and their businesses. Building on a 60-year history as the animal health business of Pfizer, Zoetis discovers, develops, manufactures and markets veterinary vaccines and medicines, with a focus on both farm and companion animals.  In 2012, the company generated annual revenues of $4.3 billion. With approximately 9,300 employees worldwide at the beginning of 2013, Zoetis has a local presence in approximately 70 countries, including 29 manufacturing facilities in 11 countries. Its products serve veterinarians, livestock producers and people who raise and care for farm and companion animals in 120 countries. For more information on the company, visit www.zoetis.com.

1 Adjusted net income and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.

2 Operational revenue growth is defined as revenue growth excluding the impact of foreign exchange.

DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect Zoetis's current views with respect to business plans or prospects, future operating or financial performance, and other future events. These statements are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any

4 |

obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income and adjusted diluted earnings per share, to assess and analyze our operational results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our web site at www.zoetis.com, on our Facebook page at https://www.facebook.com/Zoetis and on Twitter @zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contacts:
Bill Price	Dina Fede
1-973-443-2742 (o)	1-973-443-2969 (o)
william.price@zoetis.com

Elinore White	John O'Connor
1-973-443-2835 (o)	1-973-822-7088 (o)
elinore.y.white@zoetis.com

5 |

ZOETIS INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Third Quarter		% Incr./	Nine Months		% Incr./
	2013	2012	(Decr.)	2013	2012	(Decr.)
Revenue	$1,103	$1,019	8	$3,307	$3,160	5
Costs and expenses:
Cost of sales(b)	385	359	7	1,203	1,130	6
Selling, general and administrative expenses(b)	399	335	19	1,155	1,017	14
Research and development expenses(b)	93	94	(1)	278	288	(3)
Amortization of intangible assets(c)	15	16	(6)	45	48	(6)
Restructuring charges and certain acquisition-related costs	3	6	(50)	(10)	55	*
Interest expense	29	7	*	83	23	*
Other (income)/deductions–net	(6)	(11)	(45)	(11)	(37)	(70)
Income before provision for taxes on income	185	213	(13)	564	636	(11)
Provision for taxes on income	54	52	4	165	190	(13)
Net income before allocation to noncontrolling interests	131	161	(19)	399	446	(11)
Less: Net income/(loss) attributable to noncontrolling interests	—	(1)	—	—	—	—
Net income attributable to Zoetis	$131	$162	(19)	$399	$446	(11)

Earnings per share—basic	$0.26	$0.32	(19)	$0.80	$0.89	(10)

Earnings per share—diluted	$0.26	$0.32	(19)	$0.80	$0.89	(10)

Weighted-average shares used to calculate earnings per share (in thousands)
Basic	500,000	500,000		500,000	500,000
Diluted	500,354	500,000		500,227	500,000

* Calculation not meaningful.

(a)
The condensed consolidated and combined statements of income present the three and nine months ended September 29, 2013 and September 30, 2012. Subsidiaries operating outside the United States are included for the three and nine months ended August 25, 2013 and August 26, 2012.

(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

Certain amounts and percentages may reflect rounding adjustments.

6 |

ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter ended September 29, 2013
	GAAP Reported(1)	Purchase Accounting Adjustments	Acquisition- Related Costs(2)	Certain Significant Items(3)	Non-GAAP Adjusted(a)
Revenue	$1,103	$—	$—	$—	$1,103
Cost of sales(b)	385	—	2	(4)	383
Gross profit	718	—	(2)	4	720
Selling, general and administrative expenses(b)	399	—	—	(40)	359
Research and development expenses(b)	93	(1)	—	(1)	91
Amortization of intangible assets(c)	15	(11)	—	—	4
Restructuring charges and certain acquisition-related costs	3	—	(3)	—	—
Interest expense	29	—	—	—	29
Other (income)/deductions–net	(6)	—	—	(1)	(7)
Income before provision for taxes on income	185	12	1	46	244
Provision for taxes on income	54	4	1	13	72
Net income attributable to Zoetis	131	8	—	33	172
Earnings per common share attributable to Zoetis–diluted(d)	0.26	0.02	—	0.06	0.34

	Nine Months ended September 29, 2013
	GAAP Reported(1)	Purchase Accounting Adjustments	Acquisition- Related Costs(2)	Certain Significant Items(3)	Non-GAAP Adjusted(a)
Revenue	$3,307	$—	$—	$—	$3,307
Cost of sales(b)	1,203	(2)	—	(20)	1,181
Gross profit	2,104	2	—	20	2,126
Selling, general and administrative expenses(b)	1,155	—	—	(135)	1,020
Research and development expenses(b)	278	(1)	—	(5)	272
Amortization of intangible assets(c)	45	(34)	—	—	11
Restructuring charges and certain acquisition-related costs	(10)	—	(17)	27	—
Interest expense	83	—	—	—	83
Other (income)/deductions–net	(11)	—	—	3	(8)
Income before provision for taxes on income	564	37	17	130	748
Provision for taxes on income	165	12	6	36	219
Net income attributable to Zoetis	399	25	11	94	529
Earnings per common share attributable to Zoetis–diluted(d)	0.80	0.05	0.02	0.19	1.06

(a)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

7 |

(d)	EPS amounts may not add due to rounding.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1), (2) and (3).
Certain amounts may reflect rounding adjustments.

8 |

ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter ended September 30, 2012
	GAAP Reported(1)	Purchase Accounting Adjustments	Acquisition- Related Costs(2)	Certain Significant Items(3)	Non-GAAP Adjusted(a)
Revenue	$1,019	$—	$—	$—	$1,019
Cost of sales(b)	359	(1)	(4)	(2)	352
Gross profit	660	1	4	2	667
Selling, general and administrative expenses(b)	335	—	(2)	(3)	330
Research and development expenses(b)	94	—	—	—	94
Amortization of intangible assets(c)	16	(12)	—	—	4
Restructuring charges and certain acquisition-related costs	6	—	1	(7)	—
Interest expense	7	—	—	—	7
Other (income)/deductions–net	(11)	—	—	1	(10)
Income before provision for taxes on income	213	13	5	11	242
Provision for taxes on income	52	4	1	32	89
Income from continuing operations	161	9	4	(21)	153
Net income/(loss) attributable to noncontrolling interests	(1)	—	—	—	(1)
Net income attributable to Zoetis	162	9	4	(21)	154
Earnings per common share attributable to Zoetis–diluted(d)	0.32	0.02	0.01	(0.04)	0.31

	Nine months ended September 30, 2012
	GAAP Reported(1)	Purchase Accounting Adjustments	Acquisition- Related Costs(2)	Certain Significant Items(3)	Non-GAAP Adjusted(a)
Revenue	$3,160	$—	$—	$—	$3,160
Cost of sales(b)	1,130	(3)	(9)	4	1,122
Gross profit	2,030	3	9	(4)	2,038
Selling, general and administrative expenses(b)	1,017	1	(2)	(4)	1,012
Research and development expenses(b)	288	—	—	(10)	278
Amortization of intangible assets(c)	48	(37)	—	—	11
Restructuring charges and certain acquisition-related costs	55	—	(23)	(32)	—
Interest expense	23	—	—	—	23
Other (income)/deductions–net	(37)	—	—	14	(23)
Income before provision for taxes on income	636	39	34	28	737
Provision for taxes on income	190	13	11	41	255
Net income attributable to Zoetis	446	26	23	(13)	482
Earnings per common share attributable to Zoetis–diluted(d)	0.89	0.05	0.05	(0.03)	0.96

(a)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

9 |

(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

(d)	EPS amounts may not add due to rounding.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1), (2) and (3).
Certain amounts may reflect rounding adjustments.

10 |

ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)
The condensed consolidated and combined statements of income present the three and nine months ended September 29, 2013 and September 30, 2012. Subsidiaries operating outside the United States are included for the three and nine months ended August 25, 2013 and August 26, 2012.

(2)	Acquisition-related costs include the following:

	Third Quarter		Nine Months
	2013	2012	2013	2012
Integration costs(a)	$1	$10	$16	$31
Restructuring charges(b)	—	(11)	1	(8)
Additional depreciation—asset restructuring(c)	—	6	—	11
Total acquisition-related costs—pre-tax	1	5	17	34
Income taxes(d)	1	1	6	11
Total acquisition-related costs—net of tax	$—	$4	$11	$23

(a)
Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. For the three months ended September 29, 2013, included in Cost of sales ($2 million income) and Restructuring charges and certain acquisition-related costs ($3 million). For the nine months ended September 29, 2013 and the three and nine months ended September 30, 2012, included in Restructuring charges and certain acquisition-related costs.

(b)
Restructuring charges are associated with employees, assets and activities that will not continue with the company. All of these costs are included in Restructuring charges and certain acquisition-related costs.

(c)
Represents the impact of changes in the estimated lives of assets involved in restructuring actions. For the three and nine months ended September 30, 2012, respectively, included in Cost of sales ($4 million and $9 million) and Selling, general and administrative expenses ($2 million and $2 million).

(d)	Included in Provision for taxes on income.
(3) Certain significant items include the following:

	Third Quarter		Nine Months
	2013	2012	2013	2012
Restructuring charges(a)	$—	$7	$(27)	$32
Implementation costs and additional depreciation—asset restructuring(b)	—	3	3	14
Certain asset impairment charges(c)	—	—	1	—
Net gain on sale of assets(d)	—	—	(6)	—
Stand-up costs(e)	41	—	152	—
Other(f)	5	1	7	(18)
Total certain significant items—pre-tax	46	11	130	28
Income taxes(g)	13	32	36	41
Total certain significant items—net of tax	$33	$(21)	$94	$(13)

(a)
Represents restructuring charges incurred for our cost-reduction/productivity initiatives. For the nine months ended September 29, 2013, includes a decrease in employee termination expenses relating to the reversal of a previously established termination reserve related to our operations in Europe. Included in Restructuring charges and certain acquisition-related costs.

(b)
Related to our cost-reduction/productivity initiatives. Included in Cost of sales ($1 million) and Selling, general and administrative expenses ($2 million) for the nine months ended September 29, 2013. Included in Selling, general and administrative expenses ($3 million) for the three months ended September 30, 2012. Included in Selling, general and administrative expenses ($4 million) and Research and development expenses ($10 million) and for the nine months ended September 30, 2012.

(c)	Included in Other (income)/deductions—net.

(d)	Included in Other (income)/deductions—net.

(e)
Represents certain nonrecurring costs related to becoming a standalone public company, such as new branding (including changes to the manufacturing process for required new packaging), the creation of standalone systems and infrastructure, site separation, accelerated vesting and associated cash payment related to certain Pfizer equity awards, and certain legal registration and patent assignment costs. Included in Cost of sales ($3 million) and Selling, general

11 |

and administrative expenses ($38 million) for the three months ended September 29, 2013. Included in Cost of sales ($18 million), Selling, general and administrative expenses ($129 million) and Research and development expenses ($5 million) for the nine months ended September 29, 2013.

(f)
For the three and nine months ended September 29, 2013, primarily relates to litigation-related charges ($5 million) and charges related to transitional manufacturing purchase agreements associated with divestitures ($1 million). For the nine months ended September 30 2012, primarily relates to income related to a favorable legal settlement for an intellectual property matter ($14 million) and income due to a change in estimate related to transitional manufacturing purchase agreements associated with divestitures ($4 million).

(g)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

12 |

ZOETIS INC.
ADJUSTED SELECTED COSTS AND EXPENSES(a)
(UNAUDITED)
(millions of dollars)

			% Change
	Third Quarter		(Favorable)/Unfavorable
	2013	2012	Total	Foreign Exchange	Operational
Adjusted cost of sales(a)	$383	$352	9%	(1)%	10%
As a percent of revenue	34.7%	34.5%	NA	NA	NA
Adjusted SG&A expenses(a)	359	330	9%	—%	9%
Adjusted R&D expenses(a)	91	94	(3)%	(2)%	(1)%
Total	$833	$776	7%	(1)%	8%

			% Change
	Nine Months		(Favorable)/Unfavorable
	2013	2012	Total	Foreign Exchange	Operational
Adjusted cost of sales(1)	$1,181	$1,122	5%	(2)%	7%
As a percent of revenue	35.7%	35.5%	NA	NA	NA
Adjusted SG&A expenses(1)	1,020	1,012	1%	(1)%	2%
Adjusted R&D expenses(1)	272	278	(2)%	—%	(2)%
Total	$2,473	$2,412	3%	(1)%	4%

(a)
Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses and adjusted research and development (R&D) expenses are defined as the corresponding reported U.S. generally accepted accounting principles (GAAP) income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. Reconciliations of certain reported to adjusted information for the quarter and nine months ended September 29, 2013 and September 30, 2012 are provided in the materials accompanying this report. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items.

13 |

ZOETIS INC.
2013 GUIDANCE

Selected Line Items
Revenue	$4,475 to $4,525 million
Adjusted cost of sales as a percentage of revenue(a)	Approximately 35.5%
Adjusted SG&A expenses(a)	$1,405 to $1,425 million
Adjusted R&D expenses(a)	$380 to $390 million
Adjusted interest expense(a)	Approximately $115 million
Adjusted other (income)/deductions(a)	Approximately $15 million income
Effective tax rate on adjusted net income(a)	Approximately 29.5%
Adjusted diluted EPS(a)	$1.38 to $1.42
Certain significant items(b) and acquisition-related costs	$220 to $240 million
Reported diluted EPS	$0.98 to $1.02

A reconciliation of 2013 adjusted net income and adjusted diluted EPS guidance to 2013 reported net income attributable to Zoetis and reported diluted EPS attributable to Zoetis common shareholders guidance follows:

Full-Year 2013 Guidance
(millions of dollars, except per share amounts)	Net Income	Diluted EPS
Adjusted net income/diluted EPS(a) guidance	~$690 - $710	~$1.38 - $1.42
Purchase accounting adjustments	~(35)	~(0.07)
Certain significant items(b) and acquisition-related costs	(160 - 175)	(0.32 - 0.35)
Reported net income attributable to Zoetis/diluted EPS guidance	~$490 - $510	~$0.98 - $1.02

(a)
Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. generally accepted accounting principles (GAAP) net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted selling, general and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, adjusted interest expense and adjusted other (income)/deductions are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.

(b)
Primarily includes certain nonrecurring costs related to becoming a standalone public company, such as new branding (including changes to the manufacturing process for required new packaging), the creation of standalone systems and infrastructure, site separation, accelerated vesting and associated cash payment related to certain Pfizer equity awards, certain legal registration and patent assignment costs, and restructuring and other charges.

14 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Third Quarter		% Change
	2013	2012	Total	Foreign Exchange	Operational
Revenue:
Livestock	$706	$659	7%	(1)%	8%
Companion Animal	397	360	10%	(1)%	11%
Total Revenue	$1,103	$1,019	8%	(1)%	9%

U.S.
Livestock	$275	$248	11%	—%	11%
Companion Animal	220	200	10%	—%	10%
Total U.S. Revenue	$495	$448	10%	—%	10%

EuAfME
Livestock	$178	$163	9%	2%	7%
Companion Animal	92	78	18%	3%	15%
Total EuAfME Revenue	$270	$241	12%	3%	9%

CLAR
Livestock	$129	$128	1%	(5)%	6%
Companion Animal	42	37	14%	(5)%	19%
Total CLAR Revenue	$171	$165	4%	(5)%	9%

APAC
Livestock	$124	$120	3%	(5)%	8%
Companion Animal	43	45	(4)%	(7)%	3%
Total APAC Revenue	$167	$165	1%	(6)%	7%

Livestock:
Cattle	$388	$365	6%	(1)%	7%
Swine	155	140	11%	(1)%	12%
Poultry	134	125	7%	(1)%	8%
Other	29	29	—%	(5)%	5%
Total Livestock Revenue	$706	$659	7%	(1)%	8%

Companion Animal:
Horses	$37	$35	6%	1%	5%
Dogs and Cats	360	325	11%	(1)%	12%
Total Companion Animal Revenue	$397	$360	10%	(1)%	11%

(a)	For a description of each segment, see Note 17A to Zoetis's combined financial statements included in Zoetis's Form 10-K for the year ended December 31, 2012.
Certain amounts and percentages may reflect rounding adjustments.

15 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Nine Months		% Change
	2013	2012	Total	Foreign Exchange	Operational
Revenue:
Livestock	$2,082	$2,015	3%	(2)%	5%
Companion Animal	1,225	1,145	7%	(1)%	8%
Total Revenue	$3,307	$3,160	5%	(1)%	6%

U.S.
Livestock	$724	$680	6%	—%	6%
Companion Animal	662	614	8%	—%	8%
Total U.S. Revenue	$1,386	$1,294	7%	—%	7%

EuAfME
Livestock	$557	$543	3%	1%	2%
Companion Animal	281	256	10%	2%	8%
Total EuAfME Revenue	$838	$799	5%	1%	4%

CLAR
Livestock	$421	$420	—%	(5)%	5%
Companion Animal	134	129	4%	(3)%	7%
Total CLAR Revenue	$555	$549	1%	(5)%	6%

APAC
Livestock	$380	$372	2%	(3)%	5%
Companion Animal	148	146	1%	(6)%	7%
Total APAC Revenue	$528	$518	2%	(3)%	5%

Livestock:
Cattle	$1,134	$1,136	—%	(1)%	1%
Swine	465	425	9%	(2)%	11%
Poultry	404	375	8%	(2)%	10%
Other	79	79	—%	(2)%	2%
Total Livestock Revenue	$2,082	$2,015	3%	(2)%	5%

Companion Animal:
Horses	$124	$130	(5)%	(1)%	(4)%
Dogs and Cats	1,101	1,015	8%	(1)%	9%
Total Companion Animal Revenue	$1,225	$1,145	7%	(1)%	8%

(a)	For a description of each segment, see Note 17A to Zoetis's combined financial statements included in Zoetis's Form 10-K for the year ended December 31, 2012.
Certain amounts and percentages may reflect rounding adjustments.

16 |

ZOETIS INC.
SEGMENT EARNINGS(a)
(UNAUDITED)
(millions of dollars)

	Third Quarter		% Change
	2013	2012	Total	Foreign Exchange	Operational
U.S.	$285	$232	23%	—%	23%
EuAfME	92	91	1%	—%	1%
CLAR	56	53	6%	(18)%	24%
APAC	57	59	(3)%	(6)%	3%
Total Reportable Segments	490	435	13%	(3)%	16%

Other business activities(b)	(80)	(65)	23%
Reconciling Items:
Corporate(c)	(139)	(113)	23%
Purchase accounting adjustments(d)	(12)	(13)	(8)%
Acquisition-related costs(e)	(1)	(5)	(80)%
Certain significant items(f)	(46)	(11)	*
Other unallocated(g)	(27)	(15)	80%
Total Earnings(h)	$185	$213	(13)%

	Nine Months		% Change
	2013	2012	Total	Foreign Exchange	Operational
U.S.	$773	$676	14%	—%	14%
EuAfME	300	283	6%	—%	6%
CLAR	186	184	1%	(11)%	12%
APAC	203	193	5%	(2)%	7%
Total Reportable Segments	1,462	1,336	9%	(2)%	11%

Other business activities(b)	(228)	(191)	19%
Reconciling Items:
Corporate(c)	(392)	(346)	13%
Purchase accounting adjustments(d)	(37)	(39)	(5)%
Acquisition-related costs(e)	(17)	(34)	(50)%
Certain significant items(f)	(130)	(28)	*
Other unallocated(g)	(94)	(62)	52%
Total Earnings(h)	$564	$636	(11)%

* Calculation not meaningful

(a)	For a description of each segment, see Note 17A to Zoetis's combined financial statements included in Zoetis's Form 10-K for the year ended December 31, 2012.

(b)	Other business activities reflect the research and development costs managed by our Research and Development organization.

(c)	Corporate includes, among other things, administration expenses, interest expense, certain compensation and other costs not charged to our operating segments.

(d)	Purchase accounting adjustments include certain charges related to the fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(e)
Acquisition-related costs can include costs associated with acquiring, integrating and restructuring newly acquired businesses, such as transaction costs, integration costs, restructuring charges and additional depreciation associated with asset restructuring.

17 |

(f)
Certain significant items are substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain costs related to becoming a standalone public company, restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition and the impact of divestiture-related gains and losses.

(g)	Includes overhead expenses associated with our manufacturing operations not directly attributable to an operating segment.

(h)	Defined as income before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

18 |